Exhibit 99.1

Frankie Muniz Joins Forces with Worksport to Champion American Energy Innovation

Former ‘Malcolm in The Middle’ Actor, and Professional NASCAR Driver Enters Brand Partnership with Worksport

West Seneca, New York, July 24, 2025 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S. based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors, is thrilled to announce a dynamic brand partnership with actor and professional NASCAR driver Frankie Muniz, who is racing full-time in the 2025 NASCAR Craftsman Truck Series in the No. 33 Ford F-150 with Reaume Brothers Racing.

In a widely circulated social media post to his 368k+ followers, Muniz, prominently known for his role of “Malcolm” in “Malcolm in the Middle”, praised Worksport as a “true American company revolutionizing American energy and truck solutions.” He spotlighted the company’s upcoming nano-grid system - a solar-powered truck bed cover with an independent modular portable energy system - emphasizing their importance at the track and for outdoor enthusiasts.

“Their solar-powered truck-bed covers, and innovative energy products have genuinely changed the game, giving real reliable power wherever anyone can go,” Muniz posted.

Muniz, as a Ford F-150 driver, enjoys tonneau covers and is a fan of Worksport’s high quality Made in USA production. Muniz’s endorsement aligns with Worksport’s mission to empower off-grid independence, enhance mobile energy accessibility, and proudly manufacture tonneau covers in the U.S. The brand collaboration reflects a mutual commitment to innovation, reliability, and American-made excellence—values both Muniz and Worksport embody on and off the track.

“Aside from Frankie’s recently initiated NASCAR career, Frankie is set to appear in a Malcolm in the Middle Reboot, airing on Disney Plus later this year. We’re honored to have Frankie Muniz as a voice for our company,” said Steven Rossi, CEO of Worksport. “His dedication to performance and sustainability mirrors our goals. This partnership amplifies our reach in the motorsport and consumer energy markets alike.”

The endorsement arrives during a pivotal moment in Worksport’s growth, with the company preparing for mass production of its SOLIS solar tonneau cover and COR portable battery system. These cutting-edge innovations aim to redefine how trucks and EVs access clean energy, off the grid and on the road. Worksport’s SOLIS and COR systems are expected to launch in Fall 2025.

Worksport recently posted an 83% revenue increase in Q2 2025, from Q1 2025. To speak with Investor Relations, please contact:

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128

W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

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About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle (EV) sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

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